UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 3, 2012

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 3, 2012, Rite Aid Corporation (the “Company”) announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of its 9.375% senior notes due 2015 (CUSIP No. 767754BQ6) (the “Notes”). As part of the Tender Offer, the Company is soliciting consents (the “Consent Solicitation”) from the holders of the Notes for certain proposed amendments that would eliminate or modify certain restrictive covenants and events of default and other provisions contained in the indenture governing the Notes. In addition, the Company intends to call for redemption any Notes that remain outstanding following the early settlement date of the Tender Offer in accordance with their terms.

A copy of the press release announcing the Tender Offer and Consent Solicitation is hereby incorporated by reference and attached hereto as Exhibit 99.1.

This report does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press Release announcing the Tender Offer and Consent Solicitation, dated May 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: May 3, 2012	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the Tender Offer and Consent Solicitation, dated May 3, 2012.